SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 9, 1999

                                  PATHNET, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


          Delaware                     333-52247            52-1941838
          ------------------------------------------------------------
  (State or other jurisdiction     (Commission File       (IRS Employer
     of incorporation)                 Number)         Identification Number)


                               1015 31st Street NW
                              Washington, DC  20007
                              --------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (202) 625-7284


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Item 5.   Other Events

     Pathnet, Inc. today announced that it had entered into agreements providing for strategic investments from Colonial Pipeline Company, Burlington Northern and Sante Fe Corporation (BNSF) and CSX Corporation. Upon the closing of these investments, Pathnet will receive the right to develop over 12,000 miles of the investors' rights of way holdings. In addition to providing a portion of the right of way access, Colonial Pipeline will also make a $64 million cash investment in Pathnet equity. The new investors collectively will receive an approximate one-third equity stake in Pathnet, as well as proportionate representation on the Pathnet Board of Directors. As part of this transaction and the reconstitution of the Pathnet Board, Dave Schaeffer, former Chairman of Pathnet and an existing director, resigned from the Pathnet Board of Directors effective November 4, 1999.

     The terms of the strategic investment transaction require that consents be obtained from the holders of a majority of Pathnet's existing senior indebtedness. Pathnet is planning the consent process with its legal and financial advisors, and expects promptly to take the necessary steps to seek the required consent. The Company will distribute further information concerning the consents to the holders of its senior indebtedness in the near future. Pathnet expects to close this transaction immediately following receipt of the required consents and other required regulatory approvals.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits:

              99.1 Press release on Agreements for Strategic Investments from Colonial Pipeline, Burlington Northern and CSX.














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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PATHNET, INC.


Dated: November 9, 1999              By: /s/  Michael A. Lubin
                                         ---------------------
                                     Name: Michael A. Lubin
                                     Title:  Vice President, General Counsel and
                                               Secretary

                                  EXHIBIT INDEX

                                  PATHNET, INC.

                           Current Report on Form 8-K


   Exhibit No.      Description

       99.1 Press release on Agreements for Strategic Investments from Colonial Pipeline, Burlington Northern and CSX.